Exhibit 99.1

REALTY INCOME ANNOUNCES $800 MILLION PREFERRED EQUITY INVESTMENT IN CITYCENTER LAS VEGAS REAL ESTATE ASSETS

Realty Income Increases 2025 Investment Volume Guidance to Over $6.0 Billion

SAN DIEGO, CALIFORNIA & NEW YORK, December 1, 2025….Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company® and Blackstone Real Estate announced today a definitive agreement under which Realty Income will make an $800 million perpetual preferred equity investment in the real estate of CityCenter, comprised of the ARIA Resort & Casino and Vdara Hotel & Spa, which is owned by funds affiliated with Blackstone Real Estate. Blackstone Real Estate will retain 100% of the common equity ownership of the real estate and the real estate will continue to be operated by MGM Resorts International. This represents Realty Income’s second investment with Blackstone Real Estate, following the successful Bellagio Las Vegas joint venture completed in 2023.

In conjunction with today’s announcement, Realty Income is increasing its 2025 investment volume outlook to over $6.0 billion.

The perpetual preferred equity investment is expected to carry an unlevered initial rate of return to Realty Income of 7.4% with annual, capped escalators starting on the fifth anniversary of the closing. The preferred equity investment is subject to an early redemption premium payable to Realty Income of 3% of the preferred equity amount if redeemed prior to the first anniversary of closing, or 2% of the preferred equity amount if redeemed after the first anniversary but before the fourth anniversary of closing. Upon redemption of the preferred equity amount, if Realty Income has not received an 8.325% unlevered IRR on the redeemed amount, it will receive a make-whole payment to ensure that such return is achieved. Realty Income will retain a right of first offer on a future sale of the common equity interests in the real estate by Blackstone Real Estate.

“We are pleased to build on our strategic relationship with Blackstone Real Estate to invest in one of the Las Vegas Strip’s iconic properties,” said Sumit Roy, Realty Income's President and Chief Executive Officer. “This represents an immediately accretive investment for Realty Income with a favorable initial yield and IRR profile, further demonstrating the value of our size, scale, and diversification. This transaction adds to an active fourth quarter investment pipeline, which is expected to be fully funded from an equity standpoint from a combination of cash, anticipated free cash flow and equity, of which Realty Income had approximately $417 million of outstanding cash as of the end of the third quarter, and approximately $1.3 billion of unsettled forward equity as of today.”

Jacob Werner, Co-Head of Americas Acquisitions for Blackstone Real Estate, said: “We are pleased to reach this agreement and grow our partnership with Realty Income. This preferred equity investment is a terrific outcome for our investors as it returns significant capital while preserving our ownership in a world-class resort at the heart of the Las Vegas Strip.”

The property is subject to an existing triple net lease with annual rent escalators and approximately 26 years of remaining initial term, plus three 10-year extension options. In-place rent is significantly well-covered through existing property cash flows.

Located at the center of the Las Vegas Strip, the ARIA Resort & Casino and Vdara Hotel & Spa include gaming, lodging, luxury retail and upscale dining space, with approximately 5,500 rooms and 500,000 square feet of convention space operated and maintained by MGM Resorts International.

This transaction is expected to close on December 9th, 2025, subject to customary closing conditions.

J.P. Morgan, Citi, Deutsche Bank, Goldman Sachs Bank USA, and Evercore are acting as financial advisors to Blackstone. Simpson Thacher & Bartlett LLP is acting as legal counsel to Blackstone. Latham & Watkins LLP is acting as legal counsel to Realty Income.

About Realty Income

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world's leading companies®. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of September 30, 2025, we have a portfolio of over 15,500 properties in all 50 U.S. states, the U.K., and seven other countries in Europe. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 665 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 30 consecutive years. Additional information about the company can be found at www.realtyincome.com.

About Blackstone Real Estate

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has US $320 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, data centers, residential, office and hospitality. Our opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT). Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include the anticipated closing of the preferred investment; and the timing thereof, anticipated future performance, discussions of our business and portfolio including management thereof; our platform including our international expansion; growth strategies; sources of capital; our investment pipeline and intentions to acquire or dispose of properties (including geographies and partners). Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our ability to consummate the transaction on the contemplated timeline, if at all; the future operational performance of the tenant and the properties, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships, and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release and forecasts made in the forward-looking statements discussed in this press release may not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income Investor Contact:

Jonathan Pong

Executive Vice President, CFO and Treasurer

858-284-5177

jpong@realtyincome.com

Blackstone Media Contact:

Jeffrey Kauth

212-583-5395

Jeffrey.kauth@blackstone.com